As filed with the Securities and Exchange Commission on January 19, 2021

Registration No. 333-225143

Registration No. 333-225141

Registration No. 333-204355

Registration No. 333-188767

Registration No. 333-178388

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-225143

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-225141

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-204355

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-188767

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-178388

UNDER

THE SECURITIES ACT OF 1933

WPX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-1836028
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

333 W. Sheridan Ave.

Oklahoma City, Oklahoma 73102-5015

(405) 235-3611

(Address of principal executive offices)

WPX Energy, Inc. 2013 Incentive Plan

WPX Energy, Inc. 2011 Employee Stock Purchase Plan

WPX Energy, Inc. 2011 Incentive Plan

(Full title of the Plans)

Dennis C. Cameron

Executive Vice President and General Counsel

Devon Energy Corporation

333 W. Sheridan Ave.

Oklahoma City, Oklahoma 73102-5015

(405) 235-3611

(Name, address and telephone number of Agent for Service)

Copies to:

Frank Bayouth

Eric C. Otness

Skadden, Arps, Slate, Meagher & Flom LLP

1000 Louisiana Street, Suite 6800

Houston, Texas 77002

(713) 655-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer, “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) filed by WPX Energy, Inc., a Delaware corporation (the “Registrant”), deregister all shares of the Registrant’s common stock, $0.01 par value per share (the “Shares”), remaining unsold or otherwise unissued under the following Registration Statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”):

•

Registration Statement on Form S-8 (No. 333-225143), which was filed with the Commission on May 23, 2018, registering Shares issuable under the Registrant’s WPX Energy, Inc. 2013 Incentive Plan, as amended.

•

Registration Statement on Form S-8 (No. 333-225141), which was filed with the Commission on May 23, 2018, registering Shares issuable under the Registrant’s WPX Energy, Inc. 2011 Employee Stock Purchase Plan, as amended.

•

Registration Statement on Form S-8 (No. 333-204355), which was filed with the Commission on May 21, 2015, registering Shares issuable pursuant to the Registrant’s WPX Energy, Inc. 2013 Incentive Plan, as amended.

•

Registration Statement on Form S-8 (No. 333-188767), which was filed with the Commission on May 22, 2013, registering Shares issuable under the Registrant’s WPX Energy, Inc. 2013 Incentive Plan, as amended.

•

Registration Statement on Form S-8 (No. 333-178388), which was filed with the Commission on December 9, 2011, registering Shares issuable under the Registrant’s WPX Energy, Inc. 2011 Incentive Plan, as amended.

On January 7, 2021, pursuant to its previously announced Agreement and Plan of Merger, dated September 26, 2020, by and among Devon Energy Corporation, a Delaware corporation (“Devon”), East Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly-owned, direct, subsidiary of Devon, and the Registrant, Merger Sub was merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation.

In connection with the closing of the Merger, the offerings pursuant to each of the Registration Statements has been terminated. In accordance with undertakings made by the Registrant in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, the Registrant hereby removes from registration all Shares that were registered but unsold or otherwise unissued under the Registration Statements as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused each of these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on January 19th, 2021.

WPX ENERGY, INC.

By:	/s/ Jeffrey L. Ritenour
Name: Jeffrey L. Ritenour
Title: Vice President

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.